UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2024

AMERICAN INTERNATIONAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8787	13-2592361
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
 1271 Avenue of the Americas
New York, New York 10020
(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 770-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $2.50 Per Share	AIG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8 - Other Events

Item 8.01. Other Events.

On October 21, 2024, American International Group, Inc. (the “Company”) announced that it will redeem all of its outstanding Zero Coupon Callable Notes Due 2047 (Common Code 168419864 / ISIN XS1684198648) (the “Notes”) on November 22, 2024 (the “Redemption Date”). On the Redemption Date, the Company will pay to the registered holders of the Notes a redemption price equal to 135.631% of the face amount of the Notes outstanding on such Redemption Date. As of October 21, 2024, $400,000,000 face amount of the Notes was outstanding.

The information contained in this Current Report on Form 8-K does not constitute a notice of redemption of the Notes. Holders of the Notes should refer to the notice of redemption delivered to the registered holders of the Notes by The Bank of New York Mellon, the trustee with respect to the Notes.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.
99.1	Press release of American International Group, Inc., dated October 21, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of American International Group, Inc., dated October 21, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL GROUP, INC. (Registrant)

Date: October 21, 2024	By:	/s/ Christina Banthin
		Name:	Christina Banthin
		Title:	Senior Vice President and Corporate Secretary